UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 25, 2008
BioScrip, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28740	05-0489664
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (914) 460-1600

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On January 24, 2008, BioScrip, Inc. (the “Company”) received written notification from the Nasdaq Listing Qualifications Department (“Nasdaq”) that the Company had violated the shareholder approval requirement set forth in Nasdaq Marketplace Rule 4350(i); the letter also indicated that the Nasdaq staff had determined that the Company has regained compliance with the Rule and the matter is now closed. The Company violated the above-referenced Rule by delivering to its non-employee directors in May 2007 option agreements for an aggregate of 55,000 shares of Company common stock under a director stock option plan that had expired prior to that date. The Company had previously notified Nasdaq that the option agreements had been erroneously delivered, that the options purportedly evidenced by the option agreements were never granted and that, upon discovery of the error, the Company had cancelled the option agreements.
     The Nasdaq letter also requires that the Company issue a press release disclosing receipt of such letter and the Nasdaq rules upon which such letter was based. The Company issued such a press release on January 25, 2008. A copy of the press release, dated January 25, 2008, is attached as Exhibit 99.1 to this report. The exhibit is incorporated by reference into this Item 3.01.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 25, 2008.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: January 25, 2008	BIOSCRIP, INC.
	By:	/s/ Barry A. Posner
Barry A. Posner,
Executive Vice President, Secretary and General Counsel

Exhibit Index

99.1	Press Release, dated January 25, 2008.